Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259187 on Form S-8 of our reports dated April 18, 2023 relating to the financial statements of ATRenew Inc. and the effectiveness of ATRenew Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

April 18, 2023